QWEST INTERNET SOLUTIONS, INC.
                   Dedicated Internet Access Service Agreement

     1. General. This Agreement is made by and between Qwest Internet Solutions, Inc., a Delaware corporation with an address at 555 Seventeenth Street, Denver, CO 80202 ("Qwest") and Customer ("Customer") as identified below. This Agreement shall e effective on the date that it is executed by Qwest following Customer's execution ("Effective Date"). This Agreement sets forth the terms and conditions pursuant to which Qwest shall provide to Customer the Qwest Dedicated Internet Access Service ("Service") described in Addendum A-2 hereto, which Addendum is incorporated by reference herein.

     2. Rates and Charges: Payment. Customer agrees to pay all applicable rates and charges set forth on Addendum A-1 hereto, which Addendum is incorporated by reference herein. In addition to such rates and charges, Customer shall be responsible for all sales and use taxes, as well as any duties or levies, arising in connection with the Service, including without limitation any and all fees and taxes which may be imposed by any internet registration authority. IN connection with the registration and maintenance of Customer's domain name(s) and/or internet address(es), if any. Billing for the recurring component of the Service shall be monthly in advance. Payment for the non-recurring component of the Service, including initial set-up and installation fees shall be payable upon execution of Addendum A-1. Charges shall be due upon Customer's receipt of invoice and payable within thirty (30) days of such date. Any amount not paid within such period shall bear interest at the lesser of (i) the rate of one and one-half percent (1 1/2%) per month, or (ii) the highest rate permitted by applicable law if Customer reasonably and in good fait disputes any portion of an invoice, Customer shall timely pay the full invoiced amount and provide Qwest, within thirty (30) days of payment a written statement adequately support Customer's position regarding the dispute. Qwest shall determine in its good faith business judgment whether such invoiced times were erroneous, and shall issue a credit to Customer if it so determines. Qwest reserves the right to change or modify the rates and charges for the Service or eliminate or modify certain components of the Service, upon not less than forty-five (45) days advance written notice to Customer. In the event of such modification or elimination with respect to the Service, Customer may terminate this Agreement, without penalty, upon not less than thirty (30) days advance written notice to Qwest. Customer's execution of this Agreement signifies Customer's acceptance of Qwest's initial and continuing credit review and approval. Qwest reserve the right to withhold implementation of Service pending completion of Qwest's credit review and Qwest may condition initiation of Service on its receipt of a deposit or such other means to establish reasonable assurance of payment.

     3. Term and Termination.

     (a) This Agreement shall be effective upon the Effective Date and continue until the expiration (or termination) of Addendum A-1 as issued pursuant hereto. Unless otherwise set forth in Addendum A-1, the term with respect to such Addendum A-1 (its "Term") shall commence on the date upon which, with respect to the Service ordered, the Service is made available for use by Customer, and continue for a period of twelve (12) months. Addendum A-1 may be terminated by either party at the end of its Term by giving written notice at least sixty (60) days prior thereto, but in the absence of such notice, such Addendum A-1 shall automatically renew under the same terms and conditions for a term equal to that of its original Term (such renewal term shall also be referred to herein as the "Term"). In the event Customer terminates the Agreement prior to the conclusion of the Term, Customer shall pay to Qwest all charges for Service provided through the effective date of such cancellation plus a cancellation charge determined as follows: (i) if the Term for the cancelled Service is one (1) year or less, then the cancellation charge shall be an amount equal to the balance of the monthly Service charges (then in effect at the time of cancellation) for such cancelled Service that would otherwise have become due for the unexpired balance of the Term; (ii) if the Term for the canceled Service is longer than one(1) year and such cancellation becomes effective prior to the completion of the first year of the Term, the cancellation charge shall be an amount equal to the balance of the monthly Service charges (then in effect at the time of cancellation) for such cancelled Service that otherwise would have become due for the unexpired portion of the first year of the Term, plus fifty percent (50%) of the balance of such monthly charges for the remainder of the Term beyond the first year; and (iii) if the Term for the cancelled Service is longer than one (1) year and such cancellation becomes effective after completion of the first year of the Term, the cancellation charge shall be an amount equal to fifty percent (50%) of the balance of the monthly Service charges (then in effect at the time of cancellation) for such cancelled Service that otherwise would have become due and payable for the unexpired portion of the Term. In addition, if Customer was granted a discount or waiver with respect to any non-recurring charges based on the duration of Customer's Term commitment (an "NRC Discount"), then Customer shall also pay an amount equal to the NRC Discount. It is agreed that Qwest's damages if Service is cancelled prior to the completion of the Term shall be difficult or impossible to ascertain, thus the amounts set forth herein are intended to establish liquidated damages in the event of cancellation and are not intended as a penalty.

     (b) Qwest may terminate this Agreement and/or cease or suspend the provision of the Service upon default of Customer. Default includes: (i) the failure to pay any amount when due hereunder (after five (5) days prior notice of such failure to pay); (ii) the filing of a petition in bankruptcy by or against Customer; and (iii) any material default of this Agreement including but not limited to violation of the "AUP" (as hereinafter defined) or conduct that Qwest, in its sole discretion, believes may subject Qwest to civil or criminal litigation, charges and/or damages. If Qwest has suspended the Service pursuant to this Section 3(b), Qwest shall require a reconnection fee in order to resume Service. Termination shall not relieve Customer of its obligation to pay all fees for Service accrued and owing u to and including the date of termination or otherwise payable pursuant to Section 3(a) above, nor shall it preclude Qwest from pursuing any other remedies available to it, at law or in equity.

     (c) In the event a law or regulatory action prohibits, substantially impairs or makes impracticable the provision of Service under this Agreement, as determined by Qwest, Qwest may, at its option and without liability, terminate this Agreement or modify the Service or the terms and conditions of this Agreement in order to conform to such action ("Regulatory Modification");
provided, however, that Qwest shall provide thirty (30) days written notice prior to Customer of any such Regulatory Modification, unless Qwest determines, in its good faith business judgment, that it is necessary to reduce the foregoing notice period. Use by Customer of the Service after implementation of a Regulatory Modification shall constitute acceptance by Customer of such changes.

     4. Rights and Obligations of Customer. Customer represents that (a) it has full right and authority to enter into this Agreement; (b) it will not use the Service in any manner which is in violation of any law or governmental regulation, or Qwest's Acceptable Use Policy ("AUP") as amended from time to time by Qwest, which AUP is posted on Qwest's web site at (www.qwest.com) and which is incorporated by reference herein; (c) the "Customer Data" (as hereinafter defined) will not violate or infringe the rights of others, including, without limitation, any patent, copyright, trademark, trade dress, trade secret, privacy, publicity, or other personal or proprietary right; (d) the Customer Data will not include indecent or obscene material or constitute a defamation or libel of Qwest or any third party and will not result in the obligation of Qwest to make payment of any third party licensing fees; and (e) it will comply with all relevant export and encryption laws and regulations of the United States. For purposes of this Section 4, "Customer Data" shall mean the text, data, images, sounds, photographs, illustrations, graphics, programs, code and other materials transmitted through the Service hereunder.

     5. Equipment of Software Not Provided By Qwest. Customer shall be solely responsible for the installation, operation, maintenance, use and compatibility of equipment or software not provided by Qwest and Qwest shall have no responsibility or liability in connection therewith. In the event that equipment or software not provided by Qwest impairs Customer's use of any Service: (a) Customer shall nonetheless be liable for payment for all Service provided by Qwest; and (b) any service specifications or service levels (and corresponding service credits) generally applicable to the Service shall not apply. Customer shall cooperate with Qwest in setting the initial configuration for its equipment's interface with the Service and comply with Qwest's instructions in connection therewith.

     6. Rights and Obligations of Qwest; Disclaimer of Warranties.

     (a) Qwest, at its sole discretion, may secure domain names and assign internet address space (subject to reasonable availability) for the benefit of Customer during the Term, and Qwest will route those addressees on Qwest's network, it being understood and agreed that neither Customer nor any of its "Users" (as defined in the AUP) shall have the right to route these addresses. Customer understands and agrees that it shall have no ownership interest in any IP address which Qwest obtains on Customer's behalf and that Qwest shall retain ownership of all such IP addresses, and upon termination of the Agreement, Customer's access to and utilization of such IP addresses shall terminate.

     (b) Customer agrees that it is solely responsible for assessing its own computer and transmission network needs and the results to be obtained therefrom and Qwest exercises no control whatsoever over the merchandise, information and services offered or accessible on the Internet. Qwest shall use commercially reasonable efforts to (i) monitor its network and its interconnection to other networks and (ii) maintain its network, including interconnections, in an operational state (except during scheduled maintenance) in order to provide Service in accordance with any applicable service level agreement ("SLA"). CUSTOMER ASSUMES TOTAL RESPONSIBILITY FOR CUSTOMER'S USE AND USERS' USE OF THE SERVICE, SOFTWARE OR EQUIPMENT PROVIDED BY QWEST, IF ANY, AND THE INTERNET. CUSTOMER UNDERSTANDS AND AGREES FURTHER THAT THE INTERNET (1) CONTAINS MATERIALS SOME OF WHICH ARE SEXUALLY EXPLICIT OR MAY BE OFFENSIVE AND (2) IS ACCESSIBLE BY PERSONS WHO MAY ATTEMPT TO BREACH THE SECURITY OF QWEST'S AND/OR CUSTOMER'S NETWORK(S). QWEST HAS NO CONTROL OVER AND EXPRESSLY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY WHATSOEVER FOR SUCH MATERIALS OR ACTIONS AND CUSTOMER AND CUSTOMER'S USERS ACCESS THE SERVICE AT CUSTOMER'S OWN RISK. EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR IN THE ADDENDUM, THE SERVICE AND RELATED SOFTWARE AND/OR EQUIPMENT PROVIDED BY QWEST, IF ANY, ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE, NONINFRINGEMENT OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO ADVICE OR INFORMATION GIVEN BY QWEST, ITS AFFILIATES OR ITS CONTRACTORS OR THEIR RESPECTIVE EMPLOYEES SHALL CREATE A WARRANTY. Some states do not allow the limitation of implied warranty, and therefore certain provisions may not apply to customers located in those states.

     7. Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT SHALL QWEST, ITS AFFILIATES OR AGENTS BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES ARISING FROM OR RELATED TO THE SERVICE OR THIS AGREEMENT WHETHER FOR, AMONG OTHER THINGS, BREACH OF WARRANTY OR ANY OBLIGATION ARISING THEREFROM, AND WHETHER LIABILITY IS ASSERTED IN, AMONG OTHER THINGS, CONTRACT OR TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE AND STRICT PRODUCT LIABILITY) WHETHER OR NOT QWEST HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. QWEST'S LIABILITY HEREUNDER SHALL IN NO EVENT EXCEED AN AMOUNT EQUAL TO THE AVERAGE MONTHLY RECURRING CHARGE PAID BY CUSTOMER FOR THE SERVICE, SUCH AVERAGE MONTHLY CHARGE TO BE CALCULATED BASED UPON THE PERIOD COMMENCING ON THE
EFFECTIVE DATE AND CONCLUDING ON THE DATE A CLAIM IS MADE. CUSTOMER HEREBY WAIVES ANY CLAIM THAT THESE EXCLUSIONS DEPRIVE IT OF AN ADEQUATE REMEDY OR CAUSE THIS AGREEMENT TO FAIL OF ITS ESSENTIAL PURPOSE. Except as specifically set froth in the SLA, the foregoing sets forth Customer's exclusive remedy for breach of this Agreement by Qwest. Some states do not allow the exclusion of incidental or consequential damages, and therefore certain provisions hereof may not apply to customers located in those states. The provisions of this Section 7 allocate the risks between Qwest and Customer and Qwest's pricing reflects the allocation of risk and limitation of liability specified herein.

     8. Indemnity. Customer agrees to defend, indemnify and hold Qwest and its affiliates harmless from any and all liabilities, costs and expenses, including reasonable attorneys' fees, related to or arising from: (a) any breach of this Agreement by Customer or Users; (b) the use of the Service or the Internet or the placement or transmission of any information, software or other materials on the Internet by Customer or Users, including but not limited to any Customer Data; (c) acts or omissions of Customer, Customer's agents or contractors in connection with, among other things, the installation, maintenance, presence, use or removal of equipment or software not provided by Qwest connected or to be connected to the Service; and (d) claims for infringement of any third party proprietary right, including copyright, patent, trade secrete and trademarks rights, arising from the use of any services, equipment and software not provided by Qwest.

     9. Non-Solicitation of Employees. Customer shall not, during the Term of this Agreement and for a period of one (1) year thereafter, directly or indirectly solicit, employ, offer to employ, nor engage as a consultant, any employee of Qwest with whom Customer had contact pursuant to this Agreement.

     10. Non-Disclosure. Except with respect to information in the public domain or which is legally required to be disclosed, Customer shall not disclose any of the terms and conditions of this Agreement to any third party during the Term and for a period of twelve (12) months thereafter.

     11. Assignment. Customer shall not assign this Agreement or, unless set forth in Addendum A-1, resell the right to use the Service, without the prior written consent of Qwest.

     12. Miscellaneous.

     (a) Any dispute relating to this Agreement shall be submitted for binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association and judgment on any award entered therein may be entered in any court of competent jurisdiction. The venue for any such arbitration shall be Denver, Colorado.

     (b) In the event that any portion of this Agreement is held to be unenforceable, the unenforceable portion shall be construed as nearly as possible to reflect the original intent of the parties and the remainder of the provisions shall remain in full force and effect.

     (c) Qwest's failure to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any of its rights hereunder.

     (d) The terms and conditions of this Agreement, including all Addenda, shall prevail notwithstanding any different or additional terms and conditions of any purchase order or other form for purchase or payment submitted by Customer to Qwest.

     (e) All terms and provisions of this Agreement which should by their nature survive the termination of this Agreement shall so survive, including but not limited sections 3, 4, 6, 7, 8, 9, 10 and 12.

     (f) Qwest is acting as n independent contractor and shall have exclusive control of the manner and means of performing its obligations.

     (g) Qwest will not be responsible for performance of its obligations hereunder where delayed or hindered by war, riots, embargoes, strikes or acts of its vendors, suppliers, accidents, acts of God, or any other event beyond its control.

     (h) All notices shall be sent by registered or certified mail or by overnight commercial delivery to the address set forth in this Agreement by each party. Notices to Qwest shall be sent to the attention of its General Counsel.

     (i) This Agreement shall be governed by the laws of the State of New York. Any cause of action Customer may have with respect to the Service must be commenced within one (1) year after the claim or cause of action arises or such claim or cause of action is barred. In any proceeding to enforce the terms of this Agreement, the party prevailing shall be entitled to recover all of its expenses, including, without limitation, reasonable attorney's fees.

     (j) This Agreement may be executed in separate counterparts using facsimile copies, each of which shall be deemed an original, and all of which shall be deemed one and the same instrument and legally binding upon the parties.

     (k) This Agreement, including the AUP (as such AUP may be amended from time to time), Addendum A-1 and Addendum A-2, constitutes the entire agreement between Customer and Qwest with respect to the Service. This Agreement may only be amended in a written agreement executed by authorized representatives of both parties hereto.

CUSTOMER

WORD CRUNCHER INTERNET TECHNOLOGIES INC.

/s/
----------------------------------------------------------
Signature of Authorized Representative             Date

Martin Cryer, VP Product Dev.
----------------------------------------------------------
Name and Title of Authorized Representative

Customer Address:

405 East 12450 South, Suite B
Draper, UT   84020

QWEST INTERNET SOLUTIONS, INC.

----------------------------------------------------------
Signature of Authorized Representative             Date

----------------------------------------------------------
Name and Title of Authorized Representative

                                      Qwest

                     ADDENDUM A-2 TO QWEST SERVICE AGREEMENT
              Dedicated Internet Access ("DIA") Service Description

This Addendum A-2 to the agreement by and between Customer and Qwest (the "Agreement") sets forth the description of Qwest's Dedicated Internet Access ("DIA") Service, as provided pursuant to such Agreement. Except as otherwise set forth herein, capitalized terms shall have the definitions assigned to them in the Agreement.

Qwest DIA Service consists of: (i) a dedicated, high-speed network connection between Customer's premises (as specified in Addendum A-1 of the Agreement) and Qwest's domestic (continental United States) Internet protocol ("IP") network; and (ii) routing services, based upon the Transmission Control Protocol/Internet Protocol which will afford Customer Internet connectivity. The specific bandwidth and, therefore, the speed or rate at which Customer may transmit and receive data via its Internet connection, is specified in Addendum A-1 of the Agreement. If specified in Addendum A-1, Qwest will, on Customer's behalf, use commercially reasonable efforts to perform the following as part of the DIA Service; (i) order local access facilities connecting Customer's premises to a Qwest point-of presence; and/or (ii) secure IP address space for Customer in accordance with Addendum A-1. Estimated dates of completion including Firm Order Commitments (collectively, the "FOC Dates") are often dependent on parties other than Qwest, including Local Exchange Carriers; therefore, FOC Dates are provided on a "Best efforts" basis, but Qwest makes no guarantees regarding FOC Dates except as may be specifically set forth in the Service Level Agreement ("SLA") below.

For Customers purchasing "Burstable" DIA Services as set forth herein, the methodology for Burstable Billing is as follows: Usage samples are taken every 5 minutes throughout the month. Only one sample is captured for each five-minute period, even though there are actually two samples take; one for inbound utilization and one for outbound utilization. The higher of these two figures is retained. At the end of the billing period, the samples are ordered from highest to lowest. The result is a database of over 8,000 samples (12 samples/hour *24 hours/day *30 days/month), with the highest sample listed first and the lowest sample listed last. The top 5% of the samples (representing the top 5% of usage levels) are discarded. The highest remaining sample is used to calculate the usage level. This is the 95th percentile of peak usage.

The DIA Service purchased herein is subject to the following SLA which is effective as of the first day of the second month after initial installation of Services.

NETWORK AVAILABILITY GOAL
-------------------------

NETWORK AVAILABILITY GOAL.
For domestic Qwest Internet Services, Qwest's goal is to maintain network availability at the bandwidth specified in the Addendum of 100%.

COMPONENTS INCLUDED.
All components of the Qwest IP Network (e.g. POPs, Routers, Circuits) and Qwest-provided local access facilities used to access the Qwest IP Network (e.g. Local Loop) are included in the determination of Network Availability.

NETWORK  AVAILABILITY  MEASUREMENT  AND REMEDIES.
Network Downtime is measured based on the total outage time of the affected Services. Network Downtime shall exist when a particular Customer circuit (the "Affected Service") is unable to transmit data and Qwest records such failure in the Qwest trouble ticket system. Network Downtime is measured from the time the trouble ticket is opened to the time the Affected Service is again able to transmit and receive data. Upon Customer's written request to the Call Management Center made within five (5) business days of the last day of the month in which the Network Downtime occurred, Qwest shall provide a service credit equal of the pro-rated charges for one day of Services for the Affected Service for each cumulative hour of Network Downtime.

SERVICE CREDIT EXCEPTIONS.
Service credits will not be available to Customer in cases which the Services are unavailable as a result of (i) the negligence, acts or omissions of Customer, its employees, contractors or agents or its end users; (ii) the failure or malfunction of equipment, applications or systems not owned or controlled by Qwest, (iii) circumstances or causes beyond the control of Qwest, including instances of Force Majeure (as defined in this Agreement), or (iv) scheduled service maintenance, alteration, or implementation. Such credits will be granted only if Customer affords Qwest full and free access to Customer's premises and equipment to make necessary repairs, maintenance, testing. etc.

NETWORK DELAY GOAL
-------------------

NETWORK DELAY GOAL.
Qwest's goal is to maintain an average roundtrip POP-to POP (e.g. IP Backbone) on-network delay of 75 milliseconds.

CALCULATION.
The calculation for average roundtrip network delay (Average Network Delay) for a given month is as follows based on the procedure criteria defined below:

         [SIGMA] (Roundtrip Delay for POP-POP trunks) = Average Network
         --------------------------------------------
              Delay Total Number of POP-POP trunks

COMPONENTS  INCLUDED.
All components of the Qwest IP Network shall be included in the determination of Average Network Delay.

AVERAGE NETWORK DELAY  MEASUREMENT AND REMEDIES.
Average Network Delay will be measured by software and hardware components capable of measuring application traffic and responses at each POP to be measured for roundtrip delay. Measurements shall be performed on an ongoing basis to adequately determine a consistent average performance level for the calculation, and posted to the Qwest web site provided to Customer. If the Average Network Delay falls below the Network Delay Goal within the calendar month, Qwest shall provide a service credit equal of 10% percent of the total monthly charges relating to the affected Services.

SERVICE  CREDIT  EXCEPTIONS.
Service credits will not be available in cases where the Average Network Delay exceeds the Network Delay Goal as a result of (i) the negligence, acts or omissions of Customer, its employees, contractors or agents or its end users;
(ii) the failure or malfunction of equipment, applications or systems not owned or controlled by Qwest, (iii) circumstances or causes beyond the control of Qwest, including instances of Force Majeure, or (iv) scheduled service maintenance, alteration, or implementation. Such credits will be granted only if Customer affords Qwest full and free access to Customer's premises and equipment to make necessary repairs, maintenance, testing, etc.

REPORTING LEVEL GOAL
---------------------

REPORTING LEVEL GOAL.
Qwest's goal is to report service interruptions within 10 minutes or less after Qwest's determination that the Customer's Services are unavailable.

DEFINITION  AND  PROCESS.
If Qwest determines that the Services are unavailable (i.e. router is unable to transmit and/or receive data), Qwest will contact Customer within 10 minutes, via an agreed upon method. In connection with Qwest's obligations to contact Customer, Customer must provide a valid pager number, fax number or email address. Customer is solely responsible for providing accurate contact information for customer's designated point of contact.

COMPONENTS  INCLUDED.
All components of the Qwest IP Network shall be included in the determination of whether Qwest has met the Reporting Level Goal.

REMEDIES.
Upon verification by Qwest that Qwest failed to meet the Reporting Level Goal, Qwest shall provide a service credit equal to the prorated charges for one day of network connectivity for the affected Services; provided, however, that a maximum of one such credit may be accrued per day.

SERVICE  CREDIT  EXCEPTIONS.
Service credits will not be available in cases where the failure to meet the Reporting Level Goal is a result of (i) Customer's failure to provide valid and accurate contact information as set forth above; (ii) the failure or malfunction of equipment, applications or systems not owned or controlled by Qwest, (iii) circumstances or causes beyond the control of Qwest, including instances of Force Majeure (as defined in this Agreement), or (iv) schedule service maintenance, alteration, or implementation.

MAINTENANCE WINDOW DEFINITION
-----------------------------

Maintenance  performed by Qwest shall be  classified as one of the following two
(2) types:

NORMAL MAINTENANCE.
Normal maintenance shall refer to: (i) upgrades of hardware or software; or (ii) upgrades to increase capacity. Normal Maintenance while being conducted may degrade the quality of the Services provided which may include an outage of the Services; provided, however than an outage related to Normal Maintenance shall not be deemed to be Network Downtime. Normal maintenance shall be undertaken by Qwest only on Sunday morning between the hours of 12:00 AM and 6:00 AM Local Time and on Wednesday morning between the hours of 12:00 AM and 6:00 AM Local Time. For purposes of this SLA, "Local Time" shall refer to the local time in the time zone in which an Affected Service is located; provided, however, that if Affected Services are located in multiple time zones, Local Time shall refer to Eastern Standard Time. Qwest shall provide two (2) days prior notice of Normal Maintenance.

URGENT MAINTENANCE.
Urgent maintenance shall refer to efforts by Qwest to correct Qwest IP Network conditions which are likely to cause a material Service outage and which require immediate correction. Urgent Maintenance, while being conducted, may degrade the quality of the Services provided to an Affected Service which may include an outage of the Services. An outage related to Urgent Maintenance shall be deemed an outage for purposes of calculating Network Downtime and Actual Network Availability. Qwest may undertake Urgent Maintenance at any time Qwest deems necessary. Qwest shall provide notice of Urgent Maintenance to Customer as soon as is commercially practicable under the circumstances.

INSTALLATION  GOAL.
Except as otherwise stated in the applicable Addendum, Qwest guarantees that with respect to (a) frame relay, fractional T-1 and T-1 circuits, the local loop and Qwest port shall be installed within 45 business days, (b) T-3 circuits, the local loop and Qwest port shall be installed within 60 business days, and (c) OC-3 circuits, the local loop and Qwest port shall be installed within the time period specified in writing by a Qwest Sales Manager (the" Installation Goal"). These installation intervals shall commence at the close of business on the day upon which Customer has provided Qwest with a signed Agreement, any applicable Addenda, a completed Contact Form, and a completed and approved credit application. Upon Customer's written request, if Qwest determines in its good faith discretion that it has failed to meet this installation Goal, then it shall credit Customer's account for one-half of the set-up fee with respect to the affected Services. No such credit shall be available for any failure to meet the Installation Goal which is the result of (i) the negligence, acts or omissions of Customer, its employees, contractors or agents or its end users,
(ii) the failure or malfunction of equipment, applications or systems not owned or controlled by Qwest, or (iii) circumstances or causes beyond the control of Qwest, including instances of Force Majeure, and such credit shall be Customer's sole and exclusive remedy in the event Qwest fails to meet the Installation Goal.

MAXIMUM CREDITS AND TERMINATION  OPTION.
In the event that Customer is entitled to multiple credits under this SLA arising from the same event, such credits shall not be cumulative and Customer shall be entitled to receive only the maximum single credit available for such event. Under no circumstances will Qwest be required to credit Customer in any one calendar month charges in excess of seven (7) days of service. A credit shall be applied only to the month in which the event giving rise to the credit occurred. Notwithstanding the foregoing, in the event that, in any single calendar month, either (A) Customer would be able to receive credits totaling fifteen (15) or more days (but for the limitation set forth in this section) resulting from three (3) or more events during such calendar month, (B) any single event entitling Customer to credits under the section entitled "Network Availability Goal" above exists for a period of eight (8) consecutive hours, or
(C)  any  number  of  events  entitling   Customer  to  credits  under  "Network
Availability Goal" above exists for an aggregate of twenty-four (24) hours, then, Customer may terminate this agreement for cause and without penalty by written notice to the Call Management Center with a courtesy copy to the attention of the General Counsel within five (5) business days following the end of such calendar month. Such termination will be effective forty-five (45) days after receipt of written notice by Qwest. The provisions of this Service Level Agreement state Customer's sole and exclusive remedy for service interruptions of service deficiencies of any kind whatsoever.

All terms and conditions of this Addendum A-2 and the Agreement (collectively, the "Agreement") entered into between the parties shall prevail over any conditions in customer purchase orders, payments or other forms, all of which are hereby rejected. Please sign below to confirm your agreement with the terms stated herein.

Customer                                   Qwest Internet Solutions, Inc.
WORD CRUNCHER
INTERNET TECHNOLOGIES INC.


By:    /s/                                 By:
   ---------------------------------           ---------------------------------
    Martin Cryer              Date             Title                      Date
    V.P. Product Development